UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 13, 2020 (August 7, 2020)

iCoreConnect Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52765	13-4182867
(Commission File Number)	(IRS Employer Identification No.

13506 Summerport Village Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706

(Registrant’s Telephone Number, Including Area Code)

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2020 iCoreConnect Inc., a Nevada corporation (the “Company”), and Triton Funds LP, a Delaware limited partnership (the “Investor”), executed a Common Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions contained therein, the Investor agreed to invest up to seven hundred fifty thousand dollars ($750,000) to purchase shares of the Company’s Common Stock (the “Common Stock”) and, contemporaneously therewith, executed and delivered a Registration Rights Agreement pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, (the “Securities Act”) and the rules and regulations promulgated thereunder, and applicable state securities laws. Subject to the terms and conditions set forth therein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of shares of Common Stock having an aggregate value of seven hundred fifty thousand dollar ($750,000) at a purchase price of equal to eighty percent (80%) of the lowest trading price of the Common Stock during the 10 business days prior to the closing applicable to the Purchase Notice delivered by the Company to the Investor setting forth the number of shares of Common Stock that the Company elects to exercise its right pursuant to the Purchase Agreement to require the Investor to purchase and from time to time during the period beginning on the business day immediately following the execution date of Purchase Agreement and ending on the expiration of the Purchase Agreement, the Company may, in its sole discretion, deliver a Purchase Notice to the Investor which states the number of shares of Common Stock the Company intends to sell to the Investor on a closing.

Notwithstanding anything to the contrary in the Purchase Agreement, in no event shall the Investor be entitled to purchase that number of shares which when added to the sum of the number of shares of Common Stock beneficially owned by the Investor would exceed 9.99% of the number of shares of Common Stock outstanding on the closing date of such purchase.

As an inducement to the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations thereunder and applicable state securities laws with respect to the shares of Common Stock issuable to the Investor pursuant to the Purchase Agreement that are set forth in the Registration Rights Agreement.

In connection with the execution and delivery of the Purchase Agreement and the Registration Rights Agreement the Company has agreed to make a donation in the amount of 250,000 shares of its Common Stock to the Investor.

The information provided in this Item 1.01 with respect to the Purchase Agreement and the Registration Rights Agreement and their terms and conditions are qualified in their entirety by reference to the terms and provisions of the Purchase Agreement and Registration Rights Agreement attached hereto as Exhibits 1 and 2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 of this Form 8-K with respect to the number of shares of common stock that the Company shall issue and sell to the Investor.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iCORECONNECT INC.
(Registrant)

Dated: August 13, 2020	By:	/s/ Robert McDermott
Robert McDermott
President and
Chief Executive Officer

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